As filed with the Securities and Exchange Commission on December 28, 2012

Registration No. 333-156809

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONAL BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1518564
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

112 West Market Street

Orrville, Ohio 44667

(Address of Principal Executive Offices, Including Zip Code)

National Bancshares Corporation 2008 Equity Incentive Plan

(Full Title of the Plan)

Mark R. Witmer

President and Chief Executive Officer

112 West Market Street

Orrville, Ohio 44667

(330) 682-1010

(Name, address and telephone number, including area code, of agent for service)

Copy to:

John J. Jenkins

Calfee, Halter & Griswold LLP

The Calfee Building

1405 East Sixth Street

Cleveland, Ohio 44114

(216) 622-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8, Registration No. 333-156809, filed by National Bancshares Corporation (the “Registrant”) on January 20, 2009 (the “Registration Statement”) registering 223,448 common shares of the Registrant to be issued in connection with the National Bancshares Corporation 2008 Equity Incentive Plan.

The Registrant intends to file a Form 15 to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, by means of this Post-Effective Amendment, the Registrant is deregistering all securities registered under the Registration Statement which remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orrville, State of Ohio, on this 28th day of December, 2012.

NATIONAL BANCSHARES CORPORATION

By:	/s/ Mark R. Witmer
Mark R. Witmer President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed by the following persons on behalf of the Registrant in the capacities indicated on this 28th day of December, 2012.

Signature	Title

/s/ Mark R. Witmer Mark R. Witmer	President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ James R. VanSickle James R. VanSickle	Vice President & Chief Financial Officer (Principal Accounting and Financial Officer)

/s/ John Cook John Cook, CPA, Ph. D.	Director

/s/ Bobbi E. Douglas Bobbi E. Douglas	Director

/s/ John W. Kropf John W. Kropf	Director

/s/ John L. Muhlbach, Jr. John L. Muhlbach, Jr.	Director

/s/ Victor B. Schantz Victor B. Schantz	Director

/s/ Stephen W. Schmid Stephen W. Schmid	Director

/s/ James R. Smail James R. Smail	Director

/s/ Howard J. Wenger Howard J. Wenger	Director

/s/ Albert W. Yeagley Albert W. Yeagley	Director